Exhibit 99.1
John Cummings
salesforce.com
Investor Relations
415-778-4188
jcummings@salesforce.com
Chi Hea Cho
salesforce.com
Public Relations
415-281-5304
chcho@salesforce.com

Salesforce.com Announces Fiscal 2015 Second Quarter Results

•	Revenue of $1.32 Billion, up 38% Year-Over-Year

•	Deferred Revenue of $2.35 Billion, up 31% Year-Over-Year

•	Unbilled Deferred Revenue of Approximately $5.0 Billion, up 32% Year-Over-Year

•	Operating Cash Flow of $246 Million, up 34% Year-Over-Year

•	Raises FY15 Revenue Guidance by $30 million to $5.34 - $5.37 Billion

SAN FRANCISCO, Calif. - August 21, 2014 - Salesforce.com (NYSE: CRM), the world’s #1 CRM platform (http://www.salesforce.com/), today announced results for its fiscal second quarter ended July 31, 2014.

"Salesforce.com continues to be the fastest growing top 10 software company with 38% year-over-year growth in revenue, and more than 30% year-over-year growth in deferred revenue and operating cash flow in the second quarter," said Marc Benioff, Chairman and CEO, salesforce.com. "I’m delighted to announce that we are once again raising our fiscal year 2015 revenue guidance by $30 million, to reach $5.37 billion at the high end of our range, which is a full year growth rate of 32%. We have now raised our fiscal 2015 revenue guidance by $170 million since we first initiated guidance last year."

Salesforce.com delivered the following results for its fiscal second quarter:

Revenue: Total Q2 revenue was $1.32 billion, an increase of 38% year-over-year. Subscription and support revenues were $1.23 billion, an increase of 37% year-over-year. Professional services and other revenues were $86 million, an increase of 58% year-over-year.

Earnings per Share: Q2 diluted GAAP loss per share was ($0.10), and diluted non-GAAP earnings per share was $0.13. The company’s non-GAAP results exclude the effects of $142 million in stock-based compensation expense, $36 million in amortization of purchased intangibles, $10 million in net non-cash interest expense related to the company’s convertible senior notes, including the related loss on conversions of our convertible 0.75% senior notes, due 2015, and is based on a projected long-term non-GAAP tax rate of 36.5%. GAAP EPS calculations are based on a basic share count of approximately 617 million shares. Non-GAAP EPS calculations are based on approximately 648 million diluted shares outstanding during the quarter, including approximately 20 million shares associated with the company’s convertible 0.75% senior notes due 2015.

Cash: Cash generated from operations for the fiscal second quarter was $246 million, an increase of 34% year-over-year. Total cash, cash equivalents and marketable securities finished the quarter at $1.67 billion.

Deferred Revenue: Deferred revenue on the balance sheet as of July 31, 2014 was $2.35 billion, an increase of 31% year-over-year. Unbilled deferred revenue, representing business that is contracted but unbilled and off balance sheet, ended the second quarter at approximately $5.0 billion, up 32% year-over-year.

As of August 21, 2014, salesforce.com is initiating revenue and EPS guidance for its third quarter of fiscal year 2015. In addition, the company is raising its full fiscal year 2015 revenue guidance and its EPS guidance previously provided on May 20, 2014.

Q3 FY15 Guidance: Revenue for the company’s third fiscal quarter is projected to be in the range of $1.365 billion to $1.370 billion, an increase of 27% year-over-year.

GAAP loss per share is expected to be in the range of ($0.13) to ($0.12), while diluted non-GAAP EPS is expected to be in the range of $0.12 to $0.13. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $147 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $36 million, and net non-cash interest expense related to the convertible senior notes, including loss on conversions, expected to be approximately $10 million. EPS estimates assume a GAAP tax rate of approximately negative 30%, which reflects the estimated quarterly change in the tax valuation allowance, and a projected long-term non-GAAP tax rate of 36.5%. Note that the tax valuation allowance adds complexity, causing potential volatility in our forecasted GAAP tax rate. The GAAP EPS calculation assumes an average basic share count of approximately 630 million shares, and the non-GAAP EPS calculation assumes an average fully diluted share count of approximately 664 million shares.

Full Year FY15 Guidance: Revenue for the company’s full fiscal year 2015 is projected to be in the range of $5.340 billion to $5.370 billion, an increase of 31% to 32% year-over-year.

GAAP loss per share is expected to be in the range of ($0.48) to ($0.46) while diluted non-GAAP EPS is expected to be in the range of $0.50 to $0.52. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $580 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $151 million, and net non-cash interest expense related to the convertible senior notes, including loss on conversions, expected to be approximately $47 million. EPS estimates assume a GAAP tax rate of approximately negative 19%, which reflects the estimated annual change in the tax valuation allowance, and a projected long-term non-GAAP tax rate of 36.5%. Note that the tax valuation allowance adds complexity, causing potential volatility in our forecasted GAAP tax rate. The GAAP EPS calculation assumes an average basic share count of approximately 624 million shares, and the non-GAAP EPS calculation assumes an average fully diluted share count of approximately 657 million shares.

The following is a per share reconciliation of GAAP EPS to diluted non-GAAP EPS guidance for the third quarter and full fiscal year:

	Fiscal 2015
	Q3	FY2015
GAAP EPS Range*	($0.13) – ($0.12)	($0.48) – ($0.46)
Plus
Amortization of purchased intangibles	$0.05	$0.23
Stock-based expense	$0.22	$0.88
Amortization of debt discount, net	$0.02	$0.07
Less
Income tax effects and adjustments**	$(0.04)	$(0.20)
Non-GAAP diluted EPS	$0.12 – $0.13	$0.50 – $0.52
Shares used in computing basic net income per share (millions)	630	624
Shares used in computing diluted net income per share (millions)	664	657

*	For Q3 and FY15 GAAP EPS loss, basic number of shares used for calculation.

**	Beginning in FY15, the company's non-GAAP tax provision uses a long-term projected tax rate of 36.5%.

Quarterly Conference Call

Salesforce.com will host a conference call at 2:00 p.m. (PDT) / 5 p.m. (EDT) to discuss its financial results with the investment community.  A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company's Investor Relations Web site: http://www.salesforce.com/investor.  A live web broadcast of the event will be available on the salesforce.com Investor Relations website at www.salesforce.com/investor. A live dial-in is available domestically at 866-901-SFDC or 866-901-7332 and internationally at 706-902-1764, passcode 81878539. A replay will be available at (800) 585-8367 or (855) 859-2056 until midnight (EDT) September 25, 2014.

About salesforce.com

Salesforce.com is the world’s largest provider of customer relationship management (CRM) software. For more information about salesforce.com (NYSE: CRM), visit: www.salesforce.com.
Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.” For more information please visit http://salesforce.com or call 1-800-NO-SOFTWARE.
###

Non-GAAP Financial Measures: This press release includes information about non-GAAP EPS and non-GAAP tax rates (collectively the “non-GAAP financial measures”). Non-GAAP EPS estimates exclude the impact of the following non-cash items: stock-based compensation, amortization of acquisition-related intangibles, the net amortization of debt discount on the company’s convertible senior notes, and gains/losses on conversions of the company’s convertible senior notes, as well as income tax adjustments. The purpose of the non-GAAP tax rate is to quantify the excluded tax adjustments and the tax consequences associated with the above excluded non-cash expense items. The company reports a projected long-term tax rate to eliminate the effects of non-recurring and period specific items which can vary in size and frequency. This projected long-term non-GAAP tax rate could be subject to change in the future for a variety of reasons, for example, significant changes in the company’s geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where the company operates. These non-GAAP financial measures are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. The method used to produce non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

The primary purpose of these non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash items on the company’s operating performance. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, the net amortization of debt discount on the company’s convertible senior notes, and gains/losses on conversions of the company’s convertible senior notes, are being excluded from the company’s FY15 financial results because the decisions which gave rise to these expenses were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods. While strategic decisions, such as those related to the issuance of equity awards, resulting in stock-based compensation, the acquisitions of companies, or the issuance of convertible senior notes, are made to further the company’s long-term strategic objectives and impact the company’s statement of operations under GAAP measures, these items affect multiple periods and management is not able to change or affect these items in any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period, and management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

In addition, the majority of the company’s industry peers report non-GAAP operating results that exclude certain non-cash or non-recurring items, such as certain one-time charges. As significant unusual or discrete events occur, the results may be excluded in the period in which the events occur. Management believes that the provision of supplemental non-GAAP information will enable a more complete comparison of the company’s relative performance.

Specifically, management is excluding the following items from its non-GAAP EPS for Q2 and its non-GAAP estimates for Q3 and FY15:

•
Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•
Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $575 million of convertible senior notes due 2015 that were issued in a private placement in January 2010 and the company’s $1.15 billion of convertible senior notes due 2018 that were issued in a private placement in March 2013. The imputed interest rates were approximately 5.9% for the convertible notes due 2015 and approximately 2.5% for the convertible notes due 2018, while the actual coupon interest rates of the notes were 0.75% and 0.25%, respectively. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

•
Non-Cash Gains/Losses on Conversion of Debt: Upon settlement of the company’s convertible senior notes, we attribute the fair value of the consideration transferred to the liability and equity components of the convertible senior notes. The difference between the fair value of consideration attributed to the liability component and the carrying value of the liability as of settlement date is recorded as a non-cash gain or loss on the statement of operations. Management believes that the exclusion of the non-cash gain/loss provides investors an enhanced view of the company’s operational performance. Beginning in the second quarter of FY15, this will be included in the Amortization of Debt Discount line.

•
Income Tax Effects and Adjustments: During fiscal 2014, the Company’s non-GAAP tax provision excludes the tax effects of expense items described above and certain tax items not directly related to the current fiscal year’s ordinary operating results. Examples of such tax items include, but are not limited to, changes in the valuation allowance related to deferred tax assets, certain acquisition-related costs and unusual or infrequently occurring items. Management believes the exclusion of these income tax adjustments provides investors with useful supplemental information about the Company’s operational performance. During fiscal 2015, the Company began to compute and utilize a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items such as changes in the tax valuation allowance and tax effects of acquisitions-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the Company evaluated a three-year financial projection that excludes the impact of the following non-cash items: Stock-Based Expenses, Amortization of Purchased Intangibles, Amortization of Debt Discount, and Gains/Losses on Conversions of Debt. The projected rate also assumes no new acquisitions in the three-year period, and takes into account other factors including the Company’s current tax structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where the Company operates. The non-GAAP tax rate for fiscal 2015 is 36.5%. The Company intends to re-evaluate this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. This long-

term rate could be subject to change for a variety of reasons, for example, significant changes in the geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where the Company operates.

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating results for the fiscal third quarter and the full fiscal year of 2015, including revenue, net income (loss), EPS, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles and debt discount, non-cash interest expense and gains/losses on the conversions of debt, shares outstanding, and changes in deferred tax asset valuation allowances. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions, including ExactTarget; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the company’s ability to realize benefits from strategic partnerships; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; factors affecting the company’s outstanding convertible notes and term loan; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting our deferred tax assets and ability to value and utilize them, including the timing of when we once again achieve profitability on a pre-tax basis; the potential negative impact of indirect tax exposure; the risks and expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including the company’s Form 10-Q that will be filed for the second quarter ended July 31, 2014, and our Form 10-K filed for the fiscal year ended January 31, 2014. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2014 salesforce.com, inc.  All rights reserved.  Salesforce, Sales Cloud, Service Cloud, ExactTarget Marketing Cloud, AppExchange, Salesforce1, and others are trademarks of salesforce.com, inc.  Other brands featured herein may be trademarks of their respective owners.

salesforce.com, inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2014	2013	2014	2013
Revenues:
Subscription and support	$1,232,587	$902,844	$2,379,893	$1,745,065
Professional services and other	85,964	54,250	165,430	104,662
Total revenues	1,318,551	957,094	2,545,323	1,849,727
Cost of revenues (1)(2):
Subscription and support	218,918	160,908	427,865	314,458
Professional services and other	88,913	56,809	172,271	112,253
Total cost of revenues	307,831	217,717	600,136	426,711
Gross profit	1,010,720	739,377	1,945,187	1,423,016
Operating expenses (1)(2):
Research and development	203,109	148,079	391,467	280,018
Marketing and sales	671,958	480,621	1,311,313	947,111
General and administrative	169,087	150,534	331,182	280,284
Total operating expenses	1,044,154	779,234	2,033,962	1,507,413
Loss from operations	(33,434)	(39,857)	(88,775)	(84,397)
Investment income	2,655	4,387	4,433	7,741
Interest expense	(18,314)	(19,656)	(38,673)	(31,539)
Other expense	(3,876)	(1,678)	(14,723)	(2,552)
Loss before benefit from (provision for) income taxes	(52,969)	(56,804)	(137,738)	(110,747)
Benefit from (provision for) income taxes (3)	(8,119)	133,407	(20,261)	119,629
Net income (loss)	$(61,088)	$76,603	$(157,999)	$8,882
Basic net income (loss) per share	$(0.10)	$0.13	$(0.26)	$0.02
Diluted net income (loss) per share	$(0.10)	$0.12	$(0.26)	$0.01
Shares used in computing basic net income (loss) per share	617,016	593,955	614,797	591,210
Shares used in computing diluted net income (loss) per share	617,016	624,656	614,797	623,865

(1)	Amounts include amortization of purchased intangibles from business combinations, as follows:

Cost of revenues	$21,271	$22,550	$49,943	$43,855
Marketing and sales	14,648	4,476	29,613	6,936

(2)	Amounts include stock-based expenses, as follows:

Cost of revenues	$12,977	$9,981	$24,787	$20,659
Research and development	33,112	26,032	60,396	50,461
Marketing and sales	70,485	56,133	137,618	115,935
General and administrative	25,837	18,330	50,702	38,150
(3) The three and six months ended July 31, 2013 include a $128.8 million tax benefit recorded during the three months ended July 31, 2013 as a result of the partial release of the Company’s tax valuation allowance.

salesforce.com, inc.
Condensed Consolidated Statements of Operations
As a percentage of total revenues:
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2014	2013	2014	2013
Revenues:
Subscription and support	93%	94%	94%	94%
Professional services and other	7	6	6	6
Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	17	17	17	17
Professional services and other	6	6	7	6
Total cost of revenues	23	23	24	23
Gross profit	77	77	76	77
Operating expenses (1)(2):
Research and development	16	15	15	15
Marketing and sales	51	50	51	51
General and administrative	13	16	13	15
Total operating expenses	80	81	79	81
Loss from operations	(3)	(4)	(3)	(4)
Investment income	0	0	0	0
Interest expense	(1)	(2)	(1)	(2)
Other expense	0	0	(1)	0
Loss before benefit from (provision for) income taxes	(4)	(6)	(5)	(6)
Benefit from (provision for) income taxes	(1)	14	(1)	6
Net income (loss)	(5)%	8%	(6)%	0%

(1)	Amortization of purchased intangibles from business combinations as a percentage of total revenues, as follows:

Cost of revenues	2%	2%	2%	2%
Marketing and sales	1	0	1	0

(2)	Stock-based expenses as a percentage of total revenues, as follows:

Cost of revenues	1%	1%	1%	1%
Research and development	3	3	2	3
Marketing and sales	5	6	5	6
General and administrative	2	2	2	2

salesforce.com, inc.
Condensed Consolidated Balance Sheets
(in thousands)

	July 31, 2014	January 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$774,725	$781,635
Short-term marketable securities	69,850	57,139
Accounts receivable, net	834,323	1,360,837
Deferred commissions	169,247	171,461
Land and building improvements held for sale	160,181	0
Prepaid expenses and other current assets (see additional metrics)	296,361	309,180
Total current assets	2,304,687	2,680,252
Marketable securities, noncurrent	827,183	482,243
Property and equipment, net (see additional metrics)	1,189,930	1,240,746
Deferred commissions, noncurrent	141,260	153,459
Capitalized software, net (see additional metrics)	449,499	481,917
Goodwill	3,492,713	3,500,823
Other assets, net (see additional metrics)	604,556	613,490
Total assets	$9,009,828	$9,152,930
Liabilities, temporary equity and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities (see additional metrics)	$891,062	$934,324
Deferred revenue	2,316,574	2,473,705
Convertible 0.75% senior notes, net	265,102	542,159
Term loan, current	30,000	30,000
Total current liabilities	3,502,738	3,980,188
Convertible 0.25% senior notes, net	1,058,737	1,046,930
Term loan, noncurrent	240,000	255,000
Deferred revenue, noncurrent	36,330	48,410
Other noncurrent liabilities (see additional metrics)	865,277	757,187
Total liabilities	5,703,082	6,087,715
Temporary equity	6,178	26,705
Stockholders’ equity:
Common stock	619	610
Additional paid-in capital	3,789,942	3,363,377
Accumulated other comprehensive income	11,163	17,680
Accumulated deficit	(501,156)	(343,157)
Total stockholders’ equity	3,300,568	3,038,510
Total liabilities, temporary equity and stockholders’ equity	$9,009,828	$9,152,930

salesforce.com, inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2014	2013	2014	2013
Operating activities:
Net income (loss)	$(61,088)	$76,603	$(157,999)	$8,882
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	107,596	77,966	218,404	140,263
Amortization of debt discount and transaction costs	9,949	13,194	21,740	22,864
Loss on conversions of convertible senior notes	361	0	8,890	0
Amortization of deferred commissions	61,300	46,189	121,155	91,856
Expenses related to employee stock plans	142,411	110,476	273,503	225,205
Excess tax benefits from employee stock plans	6,815	1,278	(2,226)	(588)
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	(150,168)	(33,297)	526,514	336,592
Deferred commissions	(65,846)	(45,347)	(106,742)	(62,830)
Prepaid expenses and other current assets and other assets	23,636	(2,930)	27,913	(9,280)
Accounts payable, accrued expenses and other liabilities	142,638	(70,750)	(42,961)	(166,558)
Deferred revenue	28,289	9,801	(169,211)	(120,034)
Net cash provided by operating activities	245,893	183,183	718,980	466,372
Investing activities:
Business combinations, net of cash acquired	0	(2,592,571)	0	(2,614,732)
Nonrefundable deposits received for land	1,000	0	31,000	0
Strategic investments	(18,807)	(3,698)	(35,053)	(8,814)
Purchases of marketable securities	(284,928)	(56,458)	(535,464)	(320,745)
Sales of marketable securities	71,073	893,910	150,385	1,005,650
Maturities of marketable securities	16,762	6,046	23,960	20,604
Capital expenditures	(71,576)	(102,549)	(131,674)	(156,559)
Net cash used in investing activities	(286,476)	(1,855,320)	(496,846)	(2,074,596)
Financing activities:
Proceeds from borrowings on convertible senior notes, net	0	0	0	1,132,750
Proceeds from issuance of warrants	0	0	0	84,800
Purchase of convertible note hedge	0	0	0	(153,800)
Proceeds from term loan, net	0	298,500	0	298,500
Proceeds from employee stock plans	61,429	40,195	135,224	106,719
Excess tax benefits from employee stock plans	(6,815)	(1,278)	2,226	588
Payments on convertible senior notes	(13,692)	0	(297,584)	0
Principal payments on capital lease obligations	(40,341)	(12,108)	(50,935)	(20,607)
Principal payments on term loan	(7,500)	0	(15,000)	0
Net cash provided by (used in) financing activities	(6,919)	325,309	(226,069)	1,448,950
Effect of exchange rate changes	(5,664)	(1,281)	(2,975)	(8,090)
Net decrease in cash and cash equivalents	(53,166)	(1,348,109)	(6,910)	(167,364)
Cash and cash equivalents, beginning of period	827,891	1,927,990	781,635	747,245
Cash and cash equivalents, end of period	$774,725	$579,881	$774,725	$579,881

salesforce.com, inc.
Additional Metrics
(Unaudited)

	Jul 31, 2014	Apr 30, 2014	Jan 31, 2014	Oct 31, 2013	Jul 31, 2013		Apr 30, 2013
Full Time Equivalent Headcount	15,145	14,239	13,312	12,770	12,571	(1)	10,283
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$1,671,758	$1,529,888	$1,321,017	$1,085,307	$930,008	(2)	$3,079,457	(3)
Deferred revenue, current and noncurrent	$2,352,904	$2,324,615	$2,522,115	$1,734,619	$1,789,648		$1,733,160
Principal due on convertible senior notes and term loan	$1,691,280	$1,712,472	$2,003,864	$2,017,356	$2,024,890		$1,724,890

(1)	Includes approximately 1,900 full time equivalents from the acquisition of ExactTarget.

(2)	Reflects the acquisition of ExactTarget for cash in July 2013.

(3)	Includes $1.1 billion of net proceeds from the convertible 0.25% senior note offering and hedge transactions in March 2013.

Selected Balance Sheet Accounts (in thousands):

	July 31, 2014	April 30, 2014	January 31, 2014
Prepaid Expenses and Other Current Assets
Deferred income taxes, net	$51,395	$48,556	$49,279
Prepaid income taxes	21,511	22,838	23,571
Customer contract asset (4)	39,540	54,360	77,368
Prepaid expenses and other current assets	183,915	187,854	158,962
	$296,361	$313,608	$309,180
Property and Equipment, net
Land and building improvements (5)	$137,653	$297,835	$297,835
Computers, equipment and software	1,066,947	961,675	931,171
Furniture and fixtures	67,733	65,021	58,956
Leasehold improvements	341,372	313,535	296,390
Building in progress - leased facility	73,219	52,931	40,171
	1,686,924	1,690,997	1,624,523
Less accumulated depreciation and amortization	(496,994)	(439,997)	(383,777)
	$1,189,930	$1,251,000	$1,240,746
Capitalized Software, net
Capitalized internal-use software development costs, net of accumulated amortization	$82,399	$77,169	$72,915
Acquired developed technology, net of accumulated amortization	367,100	378,650	409,002
	$449,499	$455,819	$481,917
Other Assets, net
Deferred income taxes, noncurrent, net	$8,815	$9,738	$9,691
Long-term deposits	20,270	18,027	17,970
Purchased intangible assets, net of accumulated amortization	386,121	400,962	416,119
Acquired intellectual property, net of accumulated amortization	10,792	11,967	11,957
Strategic investments	120,289	102,439	92,489
Customer contract asset (4)	6,384	10,989	18,182
Other	51,885	45,968	47,082
	$604,556	$600,090	$613,490

(4)
Customer contract asset reflects future billings of amounts that were contractually committed by ExactTarget’s existing customers as of the acquisition date. As the Company bills these customers this balance will reduce and accounts receivable will increase.

(5)	A portion of the land and building improvements was reclassified as land and building improvements held for sale which is included in current assets as of July 31, 2014.

	July 31, 2014	April 30, 2014	January 31, 2014
Accounts Payable, Accrued Expenses and Other Liabilities
Accounts payable	$83,604	$36,723	$64,988
Accrued compensation	308,901	259,517	397,002
Accrued other liabilities	324,011	274,792	235,543
Accrued income and other taxes payable	109,936	123,292	153,026
Accrued professional costs	22,111	19,309	15,864
Customer liability, current (6)	27,820	38,077	53,957
Accrued rent	14,679	14,891	13,944
	$891,062	$766,601	$934,324
Other Noncurrent Liabilities
Deferred income taxes and income taxes payable	$107,510	$106,420	$108,760
Customer liability, noncurrent (6)	4,403	8,897	13,953
Financing obligation, building in progress - leased facility	73,219	52,931	40,171
Long-term lease liabilities and other	680,145	634,679	594,303
	$865,277	$802,927	$757,187

(6)	Customer liability reflects the legal obligation to provide future services that were contractually committed by ExactTarget’s existing customers but unbilled as of the acquisition date.
Selected Off-Balance Sheet Account

	July 31, 2014	April 30, 2014	January 31, 2014
Unbilled Deferred Revenue, a non-GAAP measure	$ 5.0bn	$ 4.8bn	$ 4.5bn
Unbilled deferred revenue represents future billings under our non-cancelable subscription agreements that have not been invoiced and, accordingly, are not recorded in deferred revenue.
The balances as of July 31, 2014, April 30, 2014, and January 31, 2014 exclude the remaining amount related to the fair value of unbilled deferred revenue associated with the acquisition of ExactTarget, which was initially recorded as part of business combination accounting, because these amounts are reflected on the balance sheet under “accounts payable, accrued expenses and other liabilities” and “other noncurrent liabilities”.
Supplemental Revenue Analysis

Subscription and support revenue by cloud service offering (in millions):	Three Months Ended July 31, 2014	Six Months Ended July 31, 2014
Sales Cloud	$610.1	$1,186.7
Service Cloud	318.7	613.5
Salesforce1 Platform and Other	181.4	346.3
ExactTarget Marketing Cloud	122.4	233.4
	$1,232.6	$2,379.9

	Three Months Ended July 31,		Six Months Ended July 31,
	2014	2013	2014	2013
Total revenues by geography (in thousands):
Americas	$940,946	$678,535	$1,817,323	$1,309,643
Europe	246,532	173,705	477,342	336,531
Asia Pacific	131,073	104,854	250,658	203,553
	$1,318,551	$957,094	$2,545,323	$1,849,727
As a percentage of total revenues:
Total revenues by geography:
Americas	71%	71%	71%	71%
Europe	19	18	19	18
Asia Pacific	10	11	10	11
	100%	100%	100%	100%

Revenue constant currency growth rates (as compared to the comparable prior periods)	Three Months Ended July 31, 2014 compared to Three Months Ended July 31, 2013	Three Months Ended April 30, 2014 compared to Three Months Ended April 30, 2013	Three Months Ended July 31, 2013 compared to Three Months Ended July 31, 2012
Americas	39%	39%	34%
Europe	36%	35%	34%
Asia Pacific	27%	26%	19%
Total growth	37%	37%	32%
We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

	July 31, 2014 compared to July 31, 2013	April 30, 2014 compared to April 30, 2013	January 31, 2014 compared to January 31, 2013
Deferred revenue, current and noncurrent constant currency growth rates (as compared to the comparable prior periods)
Total growth	32%	33%	36%
Supplemental Diluted Share Count Information
(in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2014	2013	2014	2013
Weighted-average shares outstanding for basic earnings per share	617,016	593,955	614,797	591,210
Effect of dilutive securities (1):
Convertible 0.75% senior notes	7,698	12,977	8,097	13,270
Warrants associated with the convertible 0.75% senior note hedges	12,066	7,394	12,643	7,804
Employee stock awards	11,010	10,330	12,819	11,581
Adjusted weighted-average shares outstanding and assumed conversions for diluted earnings per share	647,790	624,656	648,356	623,865

(1)
The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three and six months ended July 31, 2014 because the effect would have been anti-dilutive.

Supplemental Cash Flow Information
Free cash flow analysis, a non-GAAP measure

(in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2014	2013	2014	2013
Operating cash flow
GAAP net cash provided by operating activities	$245,893	$183,183	$718,980	$466,372
Less:
Capital expenditures	(71,576)	(102,549)	(131,674)	(156,559)
Free cash flow	$174,317	$80,634	$587,306	$309,813
Our free cash flow analysis includes GAAP net cash provided by operating activities less capital expenditures. The capital expenditures balance does not include any costs related to the purchase and activities related to land activity, building improvements, building in progress - leased facilities, and strategic investments.
Comprehensive Income (Loss)
(in thousands)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2014	2013	2014	2013
Net income (loss)	$(61,088)	$76,603	$(157,999)	$8,882
Other comprehensive loss, before tax and net of reclassification adjustments:
Foreign currency translation and other losses	(5,299)	(1,431)	(2,184)	(7,191)
Unrealized gains (losses) on investments	1,164	117	(4,333)	1,838
Other comprehensive loss, before tax	(4,135)	(1,314)	(6,517)	(5,353)
Tax effect	0	(1,173)	0	(545)
Other comprehensive loss, net of tax	(4,135)	(2,487)	(6,517)	(5,898)
Comprehensive income (loss)	$(65,223)	$74,116	$(164,516)	$2,984

salesforce.com, inc.
GAAP RESULTS RECONCILED TO NON-GAAP RESULTS
The following table reflects selected salesforce.com GAAP results reconciled to non-GAAP results
(in thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2014	2013	2014	2013
Gross profit
GAAP gross profit	$1,010,720	$739,377	$1,945,187	$1,423,016
Plus:
Amortization of purchased intangibles (a)	21,271	22,550	49,943	43,855
Stock-based expenses (b)	12,977	9,981	24,787	20,659
Non-GAAP gross profit	$1,044,968	$771,908	$2,019,917	$1,487,530
Operating expenses
GAAP operating expenses	$1,044,154	$779,234	$2,033,962	$1,507,413
Less:
Amortization of purchased intangibles (a)	(14,648)	(4,476)	(29,613)	(6,936)
Stock-based expenses (b)	(129,434)	(100,495)	(248,716)	(204,546)
Non-GAAP operating expenses	$900,072	$674,263	$1,755,633	$1,295,931
Income from operations
GAAP loss from operations	$(33,434)	$(39,857)	$(88,775)	$(84,397)
Plus:
Amortization of purchased intangibles (a)	35,919	27,026	79,556	50,791
Stock-based expenses (b)	142,411	110,476	273,503	225,205
Non-GAAP income from operations	$144,896	$97,645	$264,284	$191,599
Non-operating income (loss) (c)
GAAP non-operating loss	$(19,535)	$(16,947)	$(48,963)	$(26,350)
Plus: Amortization of debt discount, net	9,216	12,352	20,200	21,592
Plus: Loss on conversion of debt	361	0	8,890	0
Non-GAAP non-operating loss	$(9,958)	$(4,595)	$(19,873)	$(4,758)
Net income
GAAP net income (loss)	$(61,088)	$76,603	$(157,999)	$8,882
Plus:
Amortization of purchased intangibles (a)	35,919	27,026	79,556	50,791
Stock-based expenses (b)	142,411	110,476	273,503	225,205
Amortization of debt discount, net	9,216	12,352	20,200	21,592
Loss on conversion of debt	361	0	8,890	0
Less:
Income tax effects and adjustments	(41,134)	(170,162)	(68,949)	(189,211)
Non-GAAP net income	$85,685	$56,295	$155,201	$117,259
Diluted earnings per share
GAAP diluted income (loss) per share (d)	$(0.10)	$0.12	$(0.26)	$0.01
Plus:
Amortization of purchased intangibles	0.06	0.04	0.12	0.08
Stock-based expenses	0.22	0.18	0.42	0.36
Amortization of debt discount, net	0.01	0.02	0.03	0.03
Loss on conversion of debt	0.00	0.00	0.01	0.00
Less:
Income tax effects and adjustments	(0.06)	(0.27)	(0.08)	(0.29)
Non-GAAP diluted earnings per share	$0.13	$0.09	$0.24	$0.19
Shares used in computing diluted net income per share	647,790	624,656	648,356	623,865

a)	Amortization of purchased intangibles were as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2014	2013	2014	2013
Cost of revenues	$21,271	$22,550	$49,943	$43,855
Marketing and sales	14,648	4,476	29,613	6,936
	$35,919	$27,026	$79,556	$50,791

b)	Stock-based expenses were as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2014	2013	2014	2013
Cost of revenues	$12,977	$9,981	$24,787	$20,659
Research and development	33,112	26,032	60,396	50,461
Marketing and sales	70,485	56,133	137,618	115,935
General and administrative	25,837	18,330	50,702	38,150
	$142,411	$110,476	$273,503	$225,205

c)	Non-operating income (loss) consists of investment income, interest expense and other expense.

d)	Reported GAAP loss per share was calculated using the basic share count. Non-GAAP diluted earnings per share was calculated using the diluted share count.

salesforce.com, inc.
COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE
(in thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2014	2013	2014	2013
GAAP Basic Net Income (Loss) Per Share
Net income (loss)	$(61,088)	$76,603	$(157,999)	$8,882
Basic net income (loss) per share	$(0.10)	$0.13	$(0.26)	$0.02
Shares used in computing basic net income (loss) per share	617,016	593,955	614,797	591,210
	Three Months Ended July 31,		Six Months Ended July 31,
	2014	2013	2014	2013
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$85,685	$56,295	$155,201	$117,259
Basic Non-GAAP net income per share	$0.14	$0.09	$0.25	$0.20
Shares used in computing basic net income per share	617,016	593,955	614,797	591,210
	Three Months Ended July 31,		Six Months Ended July 31,
	2014	2013	2014	2013
GAAP Diluted Net Income (Loss) Per Share
Net income (loss)	$(61,088)	$76,603	$(157,999)	$8,882
Diluted net income (loss) per share	$(0.10)	$0.12	$(0.26)	$0.01
Shares used in computing diluted net income (loss) per share	617,016	624,656	614,797	623,865
	Three Months Ended July 31,		Six Months Ended July 31,
	2014	2013	2014	2013
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$85,685	$56,295	$155,201	$117,259
Diluted Non-GAAP net income per share	$0.13	$0.09	$0.24	$0.19
Shares used in computing diluted net income per share	647,790	624,656	648,356	623,865